Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-285653

PROSPECTUS SUPPLEMENT

(To prospectus dated March 7, 2025)

Up to $59,813,263.39

Class A Common Stock

We have previously entered into an At Market Issuance Sales Agreement (the “Original Sales Agreement”), with B. Riley Securities, Inc. (“B. Riley”), Craig-Hallum Capital Group LLC (“Craig-Hallum”) and Roth Capital Partners, LLC (“Roth Capital Partners” and together with B. Riley and Craig-Hallum, the “Sales Agents”), dated August 26, 2022, relating to the sale of shares of our Class A common stock, par value $0.0001 per share, (“Class A common stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Original Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time through or to the Sales Agents, of which $90,186,736.61 of shares have been previously sold, and $59,813,263.39 of shares remain to be sold and are offered by this prospectus supplement and the accompanying prospectus. On August 29, 2025, we and the Sales Agents entered into an amendment to the Original Sales Agreement (as amended, the “Sales Agreement”) to update all references to the registration statement to refer to the registration statement to which this prospectus supplement and accompanying prospectus form a part. All other material terms of the Original Sales Agreement remained unchanged.

Our Class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INDI.” On August 27, 2025, the closing price of our Class A common stock was $4.64.

Sales of our Class A common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Each Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement will be up to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation payable to the Sales Agents.

Investing in our common stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES
CRAIG HALLUM	ROTH CAPITAL PARTNERS

Prospectus Supplement dated August 29, 2025

EXPLANATORY NOTE

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), securities with a maximum aggregate price of $59,813,263.39 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by our registration statement on Form S-3 (File No. 333-267120) which was initially filed with the Securities and Exchange Commission on August 26, 2022 and became effective on September 7, 2022 (the “Prior Registration Statement”), and are hereby included in our registration statement on Form S-3ASR (File No. 333-285653), which was filed and became effective on March 7, 2025 (the “Registration Statement”). We paid a filing fee of $27,810.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement relating to the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the prior offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this prospectus supplement to the Registration Statement and such Unsold Securities are instead being offered pursuant to this prospectus supplement to the Registration Statement.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of shares of our Class A common stock. Before buying any of the shares of Class A common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. In general, when we refer only to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.

This prospectus supplement describes the terms of this offering of shares of Class A common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agents have not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the Sales Agents take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on, or accessible through, our website is not part of this prospectus. We and the Sales Agents are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, we use the terms “indie,” “company,” “we,” “us,” and “our” in this prospectus to refer to indie Semiconductor, Inc. and, where appropriate, our subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the “Risk Factors” section and elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

●	macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets;

●	our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

●	competitive products and pricing pressures;

●	our ability to win competitive bid selection processes and achieve additional design wins;

●	the impact of any acquisitions we have made or may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected;

●	management’s ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets;

●	current and potential trade restrictions and trade tensions including the recent trade and tariff actions taken or proposed by the U.S. government affecting the countries where we operate;

●	armed conflict and political or economic instability in the Company’s target markets; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements contained in this prospectus supplement are made as of the date of hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-4 and in the documents incorporated by reference into this prospectus.

Company Overview

indie and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software and photonics solutions for Advanced Driver Assistance Systems (“ADAS”), driver automation, in-cabin, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and computer vision. These functions represent the core underpinnings of both electric and automated vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms people rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed-signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting-edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 500 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the multitude of global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North and South America, Middle East, Africa, Asia and Europe, where our local teams work closely on their unique design requirements.

indie is a Delaware holding company that conducts its operations through its California subsidiary ADK LLC, which wholly-owns subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, and GEO Semiconductor LLC, a Delaware limited liability company (as successor-in-interest to Geo Semiconductor Inc., “Geo LLC”), GEO Semiconductor Canada Inc., a corporation incorporated under the laws of Canada, GEO Semiconductor (India) Private Limited, a private limited company incorporated under the laws of India, indie Technologies Switzerland AG (fka Exalos AG), a corporation incorporated under the laws of Switzerland, Exalos, Inc., a Florida corporation, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, indie Semiconductor FFO GmbH, and Symeo GmbH, each a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a corporation incorporated under the laws of Canada, indie Semiconductor Japan KK, a company incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, Ay Dee Kay S.A., a limited liability company incorporated under the laws of Argentina, indie Semiconductor Morocco LLC, a limited liability company incorporated under the laws of Morocco, and has 59% voting controlled and approximately 34% owned by the Company over subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd, Shanghai Ziying Microelectronics Co., Ltd and Suzhou Co Ltd, collectively known as our “China Subsidiary.” Our China Subsidiary’s primary functions are product development, sales, supply chain management and administrative support of its operations. A majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

For the year ended December 31, 2024, approximately 40% of our consolidated revenue was generated from product sales to Chinese-owned customers with a final shipping destination of Greater China (including Hong Kong and Taiwan), 5% of our consolidated revenue was generated from product sales to non-Chinese-owned customers with a final shipping destination of Greater China, and 43% of our consolidated revenue was generated from product sales and services provided to non-Chinese-owned customers with a final shipping destination elsewhere. For the same period, our China Subsidiary’s operations represented roughly 10% of our total assets and 4% of our total liabilities and accounted for 38% of our consolidated revenue.

As of the date of this prospectus supplement, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipments to China that is earned by ADK LLC is paid directly to ADK LLC, in U.S. dollars. Additionally, there have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts. We presently intend to retain all earnings to fund our operations and business expansions.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement.

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

THE OFFERING

Shares of Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $59,813,263.39.

Shares of Class A common stock to be outstanding immediately after this offering	Up to 209,533,631 shares, assuming sales of $59,813,263 of 12,890,789 shares of our Class A common stock in this offering at an assumed offering price of $4.64 per share, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on August 27, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for shares of our Class A common stock through or to the Sales Agents, as agent or principal. See the section entitled “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-5 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	INDI

The number of shares of our Class A common stock outstanding after this offering is based on 196,642,842 shares of Class A common stock outstanding as of June 30, 2025, and excludes:

●	17,621,251 shares of Class V common stock, which vote together as a single class with our Class A common stock;

●	Any of the following (collectively, the “Earn-Out Securities”):

●	5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

●	Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

●	1,725,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

●	Upon the Second Earn-Out Achievement Date (should it occur), the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

●	Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

●	Up to 20,527,643 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

●	Up to 3,196,230 shares of Class A common stock reserved for issuance under the 2023 Employment Inducement Incentive Plan.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

Risks Relating to this Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of 12,890,789 shares of our Class A common stock are sold at a price of $4.64 per share pursuant to this prospectus supplement, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on August 27, 2025, for aggregate gross proceeds of $59.8 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $4.65 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class common stock, or securities convertible into or exchangeable for our Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agents to sell shares of our Class A common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agents after our instruction will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with the Sales Agents in any instruction to sell shares, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds from this offering as described in the section entitled “Use of Proceeds.” Our management will retain broad discretion as to the allocation of the proceeds and may spend these proceeds in ways in which you may not agree and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A common stock. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds, if any, from the sale of the securities offered hereby. We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $59,813,263.64 from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale by us of the securities to which this prospectus supplement relates for working capital and general corporate purposes.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you invest in our Class A common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

Our net tangible book value as of June 30, 2025, was $(59.7) million, or $(0.30) per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of June 30, 2025.

After giving effect to the sale of $59.8 million of shares of common stock in this offering at an assumed public offering price of $4.64 per share, which was the closing price of our Class A common stock as reported on the Nasdaq Capital Market on August 27, 2025, and after deducting offering commissions and expenses payable by us, our net tangible book value as of June 30, 2025, would have been $(2.6) million, or $(0.01) per share of common stock. This represents an immediate increase in net tangible book value of $0.29 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.65 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$4.64
Net tangible book value per share as of June 30, 2025	$(0.30)
Increase in net tangible book value per share attributable to new investors in offering	$0.29
As adjusted net tangible book value per share after this offering		$(0.01)
Dilution per share to new investors		$4.65

The table above assumes for illustrative purposes that an aggregate of 12,890,789 shares of our Class A common stock are sold at a price of $4.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 27, 2025. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the assumed price at which the shares of common stock are sold would increase the dilution in pro forma net tangible book value per share to purchasers of shares of common stock in this offering to $5.65 per share, after deducting the commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the assumed price at which the shares of common stock are sold would decrease the dilution in pro forma net tangible book value per share to purchasers of shares of common stock in this offering to $3.65 per share, after deducting the commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 196,642,842 shares of our Class A common stock issued and outstanding after this offering as of June 30, 2025, and excludes:

●	17,621,251 shares of Class V common stock, which vote together as a single class with our Class A common stock;

●	Any of the following (collectively, the “Earn-Out Securities”):

●	5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

●	Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

●	1,725,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

●	Upon the Second Earn-Out Achievement Date (should it occur), the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

●	Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

●	Up to 20,527,643 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

●	Up to 3,196,230 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors may experience further dilution if any of our outstanding options are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

On August 26, 2022, we entered into the Original Sales Agreement, relating to the offer and sale of shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time through B. Riley, Craig-Hallum and Roth Capital Partners, as Sales Agents of which $59,813,263.39 of such shares remain unsold (the “Unsold Securities”), and the Unsold Securities are being offered by this prospectus supplement and the accompanying prospectus. On August 29, 2025, we and the Sales Agents entered into an amendment to the Original Sales Agreement relating to the Unsold Securities (the “Sales Agreement”) to update all references to the registration statement to refer to the registration statement to which this prospectus supplement and accompanying prospectus form a part. All other material terms of the Original Sales Agreement remained unchanged. The sales, if any, of the Class A common stock made under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 of the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the Nasdaq Capital Market, to or through a market maker at market prices prevailing at time of sale, at prices relating to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, we may also sell shares to the sales agents as principals for their own accounts.

From time to time during the term of the Sales Agreement, in connection with the sales agents acting as our agents, the sales agents will offer our Class A common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the applicable sales agent. We may designate the maximum amount or dollar value of shares of Class A common stock to be sold through a sales agent on a daily basis or otherwise as we and a sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf the shares of our Class A common stock so designated by us. We may instruct the sales agents not to sell shares of Class A common stock if the sales cannot be affected at or above the price made through the sales agent designated by us in any such instruction. Shares of our Class A common stock sold pursuant to the Sales Agreement will be sold through only one of the sales agents on any given day. We or the sales agents may suspend the offering of our Class A common stock at any time upon proper notice to the other, and subject to the other conditions contained in the Sales Agreement, upon which the selling period will immediately terminate.

The sales agents will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Stock Market on the day following the trading day in which our shares of Class A common stock were sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to the applicable sales agent with respect to such sales and the net proceeds to us, with an itemization of the deductions made by the applicable sales agent from the gross proceeds that it receives from such sales. We will report at least quarterly the number of shares of Class A common stock sold through the sales agents under the Sales Agreement, the net proceeds to us and the aggregate compensation paid by us to the sales agent in connection with such sales of our Class A common stock.

Settlement for sales of our Class A common stock will occur on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the sales agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales of our Class A common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. Sales of our Class A common stock may also be affected, from time-to-time, in one or more transactions described under the section “Plan of Distribution” in the accompanying prospectus.

We will pay to the sales agents, upon each sale of Class A common stock pursuant to the Sales Agreement, an aggregate amount of up to 3% of the gross proceeds from each such sale. A different amount of compensation may be paid by us when a sales agent purchases shares as principal at a price agreed to by us and the applicable sales agent. We have agreed to reimburse the sales agents for certain expenses incurred in connection with this offering, not to exceed $15,000, in connection with the execution of the amendment to the Original Sales Agreement, and not to exceed $5,000 per quarter thereafter in connection with updates at the Representation Dates (as defined in Sales Agreement). We estimate that the total expenses of the offering of the Unsold Securities payable by us, excluding commissions or discounts payable or provided to the sales agents under the Sales Agreement and our reimbursement of certain expenses of the sales agents in connection with this offering, will be approximately $0.9 million.

We may also sell shares of our Class A common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. No sales agent is under any obligation to purchase our shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by such sales agent and us, and the terms of any such transaction, to the extent required by applicable law, will be described in a separate prospectus supplement or pricing supplement.

In connection with the sale of our Class A common stock on our behalf, the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.

The offering of our Class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale, pursuant to the sales agreement, of all of the shares of our Class A common stock having an aggregate sales price of $150,000,000 and (2) the termination of the Sales Agreement by either us or the sales agents as permitted therein.

In the ordinary course of their business, the sales agents and/or their respective affiliates have in the past provided, and may continue to provide, certain commercial banking, financial advisory, investment banking and other services for us or our affiliates, for which the sales agents and/or their respective affiliates have received and may continue to receive customary fees and commissions. In addition, the sales agents have advised that from time to time, such agents and/or their respective affiliates have in the past effected, and may continue to effect, transactions for their own account or the account of customers, and have held, and may continue to hold, on behalf of themselves or their customers, long or short positions in our equity securities or loans.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Audrey Wong, Chief Legal Officer of the Company. Ms. Wong is employed by the Company, participates in Company employee benefit plans under which she may receive shares of Class A common stock, and currently beneficially owns less than one percent of the outstanding shares of Class A common stock of the Company. The Sales Agents are being represented by Morgan, Lewis & Bockius LLP, Palo Alto, California, in connection with this offering.

EXPERTS

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus supplement. This prospectus supplement, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus supplement, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. We also maintain a website at www.indiesemi.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus supplement (or any document incorporated by reference herein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-40481.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022 filed with the SEC on May 12, 2025 and August 8, 2025, respectively;

●	those portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders filed with the SEC on April 21, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our Current Reports on Form 8-K filed with the SEC on April 8, 2025, May 19, 2025, June 6, 2025, June 11, 2025, August 7, 2025, and August 29, 2025, in each case only to the extent filed and not furnished; and

●	the description of our securities contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.indiesemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

PROSPECTUS

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

indie Semiconductor, Inc. (“indie”, the “Company,” “we,” “our” or “us”), or any selling securityholders (the “Selling Securityholders”) to be identified in a prospectus supplement, may, from time to time in one or more offerings, offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering..

This prospectus describes the general manner in which the securities may be offered and sold. The specific terms of any securities to be offered and the manner in which the securities will be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, we will name them and describe their compensation in a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (“Class A common stock”), is listed on The Nasdaq Capital Market under the symbol “INDI.” On March 5, 2025, the closing price of our Class A common stock was $3.07. The applicable prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any Selling Securityholder may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any Selling Securityholder may offer. Each time we or any Selling Securityholder sell securities pursuant to the registration statement of which this prospectus forms a part, we or any Selling Securityholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in, or incorporated by reference in, this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on our behalf or to which we have referred you. Neither we nor any Selling Securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any Selling Securityholder are making offers to sell the securities described in this prospectus and any prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making a decision to invest in our securities.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “indie,” “we,” “us,” “our,” “the registrant” or the “Company” refer to indie Semiconductor, Inc.,

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our strategies, intentions, financial projections, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and/or beyond our control. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecasted in the forward-looking statements due to numerous factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. In addition, such statements could be affected by risks and uncertainties related to:

●	macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets;

●	our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

●	competitive products and pricing pressures;

●	our ability to win competitive bid selection processes and achieve additional design wins;

●	the impact of any acquisitions we have made or may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected;

●	management’s ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets;

●	current and potential trade restrictions and trade tensions including the recent trade and tariff actions taken or proposed by the U.S. government affecting the countries where we operate;

●	armed conflict and political or economic instability in the Company’s target markets; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” that is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to place undue reliance on such forward-looking statements. Although we believe that the expectations on which such forward-looking statements are based are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

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PROSPECTUS SUMMARY

The Company

indie and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), driver automation, in-cabin, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and computer vision. These functions represent the core underpinnings of both electric and automated vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms people rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed-signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting-edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 500 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the multitude of global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North and South America, Middle East, Asia and Europe, where our local teams work closely on their unique design requirements.

indie is a Delaware holding company that conducts its operations through its California subsidiary ADK LLC, which wholly-owns subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, and GEO Semiconductor LLC, a Delaware limited liability company (as successor-in-interest to Geo Semiconductor Inc., “Geo LLC”), GEO Semiconductor Canada Inc., a corporation incorporated under the laws of Canada, GEO Semiconductor (India) Private Limited, a private limited company incorporated under the laws of India, Exalos AG, a corporation incorporated under the laws of Switzerland, Exalos, Inc., a Florida corporation, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, indie Semiconductor FFO GmbH, and Symeo GmbH, each a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a corporation incorporated under the laws of Canada, indie Semiconductor Japan KK, a company incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, Ay Dee Kay S.A., a limited liability company incorporated under the laws of Argentina, indie Semiconductor Morocco LLC, a limited liability company incorporated under the laws of Morocco, and has 59% voting controlled and approximately 34% owned by the Company over subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd, Shanghai Ziying Microelectronics Co., Ltd and Suzhou Co Ltd, collectively known as our “China Subsidiary.” Our China Subsidiary’s primary functions are product development, sales, supply chain management and administrative support of its operations. A majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

For the year ended December 31, 2024, approximately 40% of our consolidated revenue was generated from product sales to Chinese-owned customers with a final shipping destination of Greater China (including Hong Kong and Taiwan), 5% of our consolidated revenue was generated from product sales to non-Chinese-owned customers with a final shipping destination of Greater China, and 43% of our consolidated revenue was generated from product sales and services provided to non-Chinese-owned customers with a final shipping destination elsewhere. For the same period, our China Subsidiary’s operations represented roughly 10% of our total assets and 4% of our total liabilities and accounted for 38% of our consolidated revenue.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipments to China that is earned by ADK LLC is paid directly to ADK LLC, in U.S. dollars. Additionally, there have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts. We presently intend to retain all earnings to fund our operations and business expansions. See “Description of Securities—Dividends” and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

Background

On June 10, 2021, Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein. Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

The rights of holders of our Class A common stock are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”). See the section titled “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indie.inc. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

Unless otherwise set forth in the applicable prospectus supplement and any free writing prospectus that we may authorize for use, we will not receive any proceeds in the event that securities are sold by a Selling Securityholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the materials terms of our capital stock, including our Class A common stock and preferred stock that may be offered pursuant to this prospectus, and of certain material provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”), and certain provisions of applicable law. This summary is not complete, is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (“DGCL”). Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Certificate of Incorporation and our Bylaws and the relevant provisions of the DGCL before you invest in our capital stock.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 450,000,000 shares of capital stock, consisting of:

●	10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●	400,000,000 shares of Class A common stock, and 40,000,000 shares of Class V common stock, par value $0.0001 per share (“Class V common stock” and together with our Class A common stock, the “common stock”).

The outstanding shares of our common stock are fully paid and nonassessable. We have no outstanding shares of Preferred Stock.

Class A Common Stock

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the holders of shares of capital stock present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor, and in the board of directors’ sole discretion.

Rights upon liquidation. Subject to the rights of holders of any outstanding Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets and funds available for distribution.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

Voting rights. The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the holders of shares of capital stock present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Limitations on transfer. No holder of Class V common stock may consummate a sale, pledge, conveyance, hypothecation, assignment or other transfer of Class V common stock other than pursuant to that certain Exchange Agreement (“Exchange Agreement”) entered into by and between the Company and certain members of ADK LLC.

Issuance and retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of an LLC Unit (as defined in the Exchange Agreement) as set forth in the books and records of ADK LLC, such share will automatically be transferred to us for no consideration and thereupon will be retired. No additional shares of Class V common stock may be issued by us.

Preferred Stock

The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of our common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock.

Anti-Takeover Effects of our Certificate of Incorporation, the Bylaws and Certain Provisions of the DGCL

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors – Risks Related to Ownership of Our Class A Common Stock and Warrants, and Organizational Documents – Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Stock Market LLC, which apply so long as the Class A common stock remains listed on The Nasdaq Stock Market LLC, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Each class serves for a term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There are no limits on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

Removal for Cause Only

The Certificate of Incorporation provides that stockholders may remove directors from the board of directors only for cause.

No Cumulative Voting

Under DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by the Secretary acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that we would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of indie.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding voting capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding voting capital stock, voting together as a single class:

●	the provisions regarding calling annual and special meetings of stockholders;

●	the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

●	the provisions regarding the conduct of stockholder meetings;

●	the provisions providing for a classified board of directors (including the election and term of directors);

●	the provisions regarding filling vacancies on the board of directors and newly created directorships;

●	the provisions regarding removal of directors; and

●	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve our actual or threatened acquisition. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of the DGCL in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Class A common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “INDI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or any applicable free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in an applicable prospectus supplement and/or any applicable free writing prospectus.

We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the indenture is subject to, and qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. The terms relating to a series of debt securities will be described in the applicable prospectus supplement, including but not limited to:

●	the title of the debt securities and the series in which the debt securities will be included;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the aggregate principal amount that may be issued;

●	the identity of the trustee;

●	whether or not we will issue the series of debt securities in global form and, if so, the identity of the depositary and the terms and conditions, if any, upon which interests in the debt securities may be exchanged;

●	the maturity date(s);

●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date from which interest will accrue, the dates interest will be payable and the regular record dates for interest payable on any interest payment date;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the place or places where payments will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands may be served;

●	the date, if any, after which, the terms and conditions upon which, and the price at which we may, at our option, in whole or in part, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity or any other securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

●	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, losses, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, we may make payments of interest by check which we will mail to the holder or by wire transfer to certain holders to an account within the United States. Any other paying agents that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

The indenture is, and the debt securities and any guarantees will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with additional information we include in any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of warrants that may be offered under this prospectus. We may issue warrants to purchase debt securities, preferred stock, Class A common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement or any free writing prospectus that we may authorize for use relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement or any free writing prospectus that we may authorize for use relating to any warrants we offer under this prospectus will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants have been or will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations applicable to holding and/or exercise of the warrants;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

The description in the applicable prospectus supplement or any free writing prospectus that we may authorize for use relating to any warrants that may be offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

The following description, together with additional information we include in any applicable prospectus supplement and/or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of rights we may issue for the purchase of shares of our Class A common stock or shares of our preferred stock and that may be offered under this prospectus. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement and/or any free writing prospectus that we may authorize for use. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement or any free writing prospectus relating to any rights offered under this prospectus will describe the specific terms of those rights, including, without limitation, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which the rights may be transferable separately;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the number of rights outstanding, if any;

●	if applicable, a discussion of any material federal income tax considerations applicable to the rights; and

●	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement or any free writing prospectus relating to any rights offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

The following description, together with additional information we include in any applicable prospectus supplement and/or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of units we may issue comprising two or more securities described in this prospectus in any combination, and that may be offered under this prospectus. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A common stock registered hereunder. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement or any free writing prospectus that we may authorize for use.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement or any free writing prospectus that we may authorize for use relating to any particular issuance of units offered under this prospectus will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement or any free writing prospectus that we may authorize for use of any units offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDERS

Information regarding Selling Securityholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any Selling Securityholder may offer and sell the securities registered in this prospectus from time to time in any one or more transactions, including without limitation:

●	in underwritten public offerings, negotiated transactions or block trades;

●	to or through underwriters, brokers or dealers;

●	to or through agents;

●	directly to one or more purchasers, including through a specific bidding, auction or other process; and/or

●	through a combination of any of these methods, or any other method permitted pursuant to applicable law.

We and any Selling Securityholders may also engage in “at-the-market offerings” in accordance with Rule 415(a)(4) under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law.

The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices, or at negotiated prices.

The accompanying prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the proceeds to us or any Selling Securityholder from the sale;

●	any over-allotment options under which the underwriters may purchase additional securities from us or any Selling Securityholder;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers, any delayed delivery arrangements, and any public offering price; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement or any free writing prospectus authorized by us.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, any Selling Securityholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. We or any Selling Securityholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents that participate in the offering of securities, or their affiliates or associates, may have engaged or engage in transactions with us or any Selling Securityholder, or perform services for us or any Selling Securityholder, in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Audrey Wong, Chief Legal Officer of the Company. Ms. Wong is employed by the Company, participates in Company employee benefit plans under which she may receive shares of Class A common stock, and currently beneficially owns less than one percent of the outstanding shares of Class A common stock of the Company. Additional legal matters may be passed upon for us, the Selling Securityholders or any underwriters, dealers or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.indie.inc as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus or any prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement and the other documents incorporated by reference therein. Statements contained in this prospectus or any prospectus supplement as to the contents or provisions of any documents referred to in this prospectus or any such prospectus supplement are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and any prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and any such prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-40481.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025; and

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (as amended on March 20, 2024); and

●	the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1998, as modified by the description of our capital stock contained in Exhibit 4.5 to our Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023.

In addition, all documents we subsequently file with the SEC (including documents we file after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus and any prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we may furnish to the SEC that is not deemed “filed” with the SEC, including any information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.indiesemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

Up to $59,813,263.39

Class A Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY SECURITIES
CRAIG HALLUM	ROTH CAPITAL PARTNERS

August 29, 2025